EXHIBIT 10

February 25, 2002

Christopher A. Johnston
P.O. Box 25182
3490 Club House Drive
Suite 102
Jackson Hole, Wyoming

RE: PLEDGE AGREEMENT

Dear Chris:

To secure the payment and performance to you of DJDK L.L.C.'s ("DJDK") obligations under that certain Share Purchase Agreement, dated of even date herewith, between you and DJDK and under its Promissory Note dated of even date herewith, payable to your order in the principal amount of U.S. $30,377.50 (the "Note"), DJDK hereby pledges to you and grants you a security interest in and to: (1) 121,510 shares (the "Shares"), par value $.01 per share of Royal Precision, Inc., a Delaware corporation (the "Corporation"), (2) any securities or other property issued or distributed to DJDK with respect to the Shares as a dividend or as a result of any amendment of the Certificate of Incorporation of the Corporation or other charter documents, merger, consolidation, redesignation, reclassification, purchase or sale of assets, dissolution, or plan of arrangement, compromise or reorganization of the issuer thereof; (3) any rights incidental to the ownership of any of the Shares or the securities described in clauses (2) above, such as voting, conversion and registration rights and rights of recovery for violations of applicable securities laws; and
(4) the proceeds of the exercise, redemption, sale or exchange of any of the foregoing or any dividend, interest payment or other distribution of cash or property in respect thereof. All of the foregoing may be referred to herein as the "Collateral."

If an Event of Default under the Note occurs, you will be entitled to vote the Shares and any other Collateral held by you under this Agreement, and at all such times DJDK will not be entitled to vote the Collateral. At all other times, DJDK will be entitled to vote the Collateral.

Upon payment or performance in full of all obligations secured hereby, you will, at DJDK's request and expense, reassign or transfer the Collateral to DJDK.

DJDK hereby warrants to you that: (1) it is the sole owner of the Shares; (2) the Shares are validly issued in DJDK's name, fully paid and non-assessable and, except as described above, are not subject to any encumbrance, claim or right in favor of any party other than you under this Agreement; (3) this Agreement has been duly authorized and constitutes DJDK's legal, valid and binding obligation, enforceable against it in accordance with its terms; (4) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the pledge by DJDK of the Shares pursuant to this Agreement or for the execution, delivery or performance of this Agreement by DJDK, or for your exercise of the rights provided for in this Agreement or the remedies in respect of the Shares pursuant to this Agreement; (5) the pledge of the Shares to you pursuant to this Agreement creates a valid and perfected first priority security interest in your favor in the Shares securing the performance and the payment of the Note; and (6) except as described above, there are no options, warrants, privileges or other rights outstanding pursuant to which the Shares may be acquired.

DJDK also agrees that it will not transfer, assign or encumber any of its rights in any of the Collateral except pursuant to this Agreement.

It will take such action and execute such additional documents as you may request in connection with this Agreement or to enforce your rights hereunder. If DJDK fails to take any such action or execute any such document, it hereby authorizes you to do so in its name and on its behalf.

You and your permitted successors and assigns will have all of the rights, powers and privileges of a secured party under the Uniform Commercial Code, as adopted by the State of Delaware and in force and effect from time to time with respect to the security interest granted by this Agreement. Upon the occurrence of any Event of Default under the Note, you may, without notice, take such action as you deem advisable with respect to the Collateral, including, without limitation, transferring any of the Collateral into your name or the name of your nominee, and selling any of the Collateral at a public or private sale on such terms as you deem appropriate. At any such sale you may be the purchaser.

You will not be required to resort to or pursue any of your rights or remedies under or with respect to any other security for, or guaranty of payment of, any of the obligations secured by this Agreement before pursuing any of your rights or remedies under this Agreement.

THIS AGREEMENT AND YOUR RIGHTS AND OBLIGATIONS HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. DJDK AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE. For the purpose of any such legal action or proceeding, DJDK hereby submits to the non-exclusive jurisdiction of such courts and agrees not to raise and waive any objection it may have based upon the venue of any such court. DJDK further agrees: (1) not to bring any legal action or proceeding referred in connection with this Agreement in any other court; and
(2) to waive any limitation on the time within which an action or proceeding may be brought under or with respect to this Agreement.

This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

DJDK HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY LOAN DOCUMENT, OR ANY OF ITS OBLIGATIONS, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT, IN TORT OR OTHERWISE.

If the foregoing is acceptable to you, please sign the enclosed copy of this letter in the space provided below, whereupon this letter will become an agreement between us as of the date first above written. This letter may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and the parties hereto may execute this letter by signing one or more counterparts.

Very truly yours,

DJDK L.L.C.


/s/ David J. Lyon
------------------------------------
David J. Lyon, Member


AGREED AND ACCEPTED:


/s/ Christopher A. Johnston
------------------------------------
Christopher A. Johnston